UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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Vineyard National Bancorp
____________________________________________________
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2008

Dear Vineyard National Bancorp Shareholder:

Please join your Board in saying “No” to the transparent attempt by the former Chief Executive Officer to return to power with the help of his friends and associates.

We urge you to read the enclosed news release.  It describes facts about the candidates to replace your Board – facts that were not disclosed to you when these candidates were proposed by Vineyard’s former CEO, Norman Morales, and a stock broker, Jon Salmanson.

Consider one of those candidates, Dev Ogle. He was paid by Vineyard to serve as Mr. Morales’ “executive coach” before Mr. Morales’ employment was terminated. This fact was not disclosed when he was listed as a potential candidate. Ask yourself: Will his first loyalty be to shareholders – or to his former client who nominated him for the Board?

These important facts should be a red flag warning to anyone who cares about good corporate governance and the health of Vineyard:

•
You are being asked to trust that the proposed new Board can effectively represent you. As the news release shows, however, most of the candidates lack the background, the ownership or the knowledge to be independent, objective and effective advocates for shareholders of a financial institution.

•
You are being asked to trust your investment to the former CEO and a stock broker who seek to replace the Board with friends and associates – and who did not disclose to the public the important relationships with their candidates.

Can you trust those who didn’t disclose important facts to you?

You are being asked to trust that a group of friends and associates will be able to stand up to the former CEO who hand-picked them for the Board.

It’s not too late to vote “NO.” Even if you have signed the white card, you can change your vote by signing the BLUE Consent Revocation enclosed in this mailing, and in the Consent Revocation Statement previously sent to you.

As a group, your Board beneficially owns a significant stake in Vineyard – approximately 8.63% of the Company’s common stock. We share the same interests that you have as a shareholder: we are committed to growth and shareholder value, but also to prudent actions in today’s risk-filled economy.

Sincerely,
James G. LeSieur
Chairman & Interim Chief Executive Officer

If you have questions about revoking your consent or require assistance, please call:

D.F. KING & CO. INC.
48 Wall Street, New York, New York 10005
Shareholders Call Toll-Free at: 800-967-7921
Banks and Brokers Call Collect at: 212-269-5550

Please be advised that for voting purposes there were 10,220,465 shares of the Company’s common stock outstanding on February 25, 2008, rather than the 9,884,441 shares as reported in the Definitive Consent Revocation Statement previously sent to shareholders.  This outstanding share number now includes 336,024 shares of restricted common stock granted pursuant to the Company’s restricted share plans, which are not considered outstanding for financial reporting purposes.  The correct “Percent of Outstanding Shares” for the principal holders, directors and executive officers appearing on page 12 of the Definitive Consent Revocation Statement should be as follows: NorthPointe Capital, LLC – 8.94%; Natcan Investment Management Inc. – 5.61%; One Investments, LLC – 5.19%; Frank S. Alvarez – 1.63%; David A. Buxbaum – 1.23%; Charles L. Keagle – 3.08%; Joel H. Ravitz – 2.53%; Norman Morales – 3.14%; and All current directors and executive officers as a group (14) – 10.38%.

Important Additional Information

The Company filed a Definitive Consent Revocation Statement on Schedule 14A with the SEC on March 13, 2008 (the “Definitive Consent Revocation Statement”) relating to the solicitation of consent revocations from shareholders of the Company, and in the future will file a proxy statement relating to the election of directors of the Company (the “Proxy Statement”). Investors and security holders are advised to read the Definitive Consent Revocation Statement, the Proxy Statement and other materials filed by the Company related to the Definitive Consent Revocation Statement and Proxy Statement solicitations, when available, because they contain important information. Investors and security holders may obtain a free copy of the Definitive Consent Revocation Statement, the Proxy Statement and all other related materials filed by the Company with the SEC (when they are filed and become available) free of charge at the SEC's website at www.sec.gov or by contacting D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, 1-800-967-7921. The Company also will provide a copy of these materials without charge on its website at www.vnbcstock.com.

The Company, its Board and one or more of its executive officers may be deemed to be participants in the Definitive Consent Revocation Statement and Proxy Statement solicitations. Information regarding the names of the Company's Board and executive officers and their respective interests in the Company is set forth in the Definitive Consent Revocation Statement.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K, and the Consent Revocation Statement on Schedule 14A. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

For Immediate Release

Contact:            Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Comments on Board Candidates Proposed by Messrs. Morales and Salmanson

CORONA, CA – April 1, 2008 – The Board of Directors of Vineyard National Bancorp (the “Company”) (NASDAQ: VNBC), parent company of Vineyard Bank, N.A. (“Vineyard”) and other subsidiaries, commented on the candidates that have been proposed to take over the Company’s Board of Directors (“Board”).

The candidates were announced by the Company’s former Chief Executive Officer (“CEO”), Norman Morales, and a stock broker, Jon Salmanson. The pair is seeking shareholders’ consent for a change in the Company’s Bylaws so they may submit these candidates to a shareholder vote.  The Company’s Board noted that Messrs. Morales and Salmanson may have inadequately disclosed important information about their candidates.

“The potentially inadequate disclosures are a red flag warning to those who care about good corporate governance,” said James LeSieur, Chairman and Interim CEO.  “The campaign by Messrs. Morales and Salmanson is not about shareholder rights – it is a transparent attempt by a former CEO to return to power with the help of his friends and associates.”

Although the Company is not aware of all undisclosed information, it is aware of the following:

•
Dev Ogle: The public statements by Messrs. Morales and Salmanson failed to disclose that, while Mr. Morales was CEO, Vineyard paid fees of $257,363 to The Ken Blanchard Companies for Mr. Ogle’s services, which included acting as Mr. Morales’ “executive coach.”

•
Glen Terry: Mr. Terry was not the President, CEO, or a director of SierraWest Bank, as indicated in the public statements by Messrs. Moralesand Salmanson.The public statements also failed to disclose that, at the time of Mr. Morales’ termination as CEO of the Company, he was preparing to hire Mr. Terry to lead a large expansion of Vineyard’s Northern California operation.  At the time that Messrs. Morales and Salmanson announced their proposed candidates, Mr. Terry was employed at Umpqua Bank – a competitor of Vineyard in Northern California.

•
David Hardin:  The public statements did not disclose that Mr. Morales and his wife worked with Mr. Hardin at Hawthorne Savings. Mr. Hardin’s limited board experiencewas marked by a weak commitment to shareholders: on March 16, 2008,  he resigned after 11 months from the Board of Pacific Premier Bancorp, citing a desire to “help a friend who has a need I cannot turn my back on…”

•
Lester Strong: The public statements did not disclose that the Company’s Nominating Committee previously considered Mr. Strong as a Board candidate on the recommendation of George Crosby, a stock broker in Santa Maria, Calif. Although Mr. Crosby has been involved in soliciting consents with Messrs. Morales and Salmanson, he has not been disclosed as a “participant” in the Consent Solicitation filings with the U.S. Securities and Exchange Commission.

•
Cynthia Harriss: The public statements did not disclose that, while Mr. Morales was CEO, he was negotiating the potential hire of Ms. Harriss to manage a private banking group in Southern California for Vineyard. She has no prior banking experience.

The Company on Jan. 23, 2008 accepted the resignation of Mr. Morales from the Board and his employment as President and Chief Executive Officer was terminated. The Board agreed to make severance payments to Mr. Morales of more than $1 million.

“The proposed Bylaw change, by allowing prospective Board candidates to avoid a careful review process before a shareholder vote, would open the door to a former executive’s entrenchment behind a new Board with weak qualifications or independence,” Mr. LeSieur added. “In fact, most of the proposed candidates have personal or business ties to Mr. Morales and lack the substantive background, ownership stakes or knowledge that one tends to find among independent, objective and effective stewards for the shareholders of a publicly traded financial institution.  In contrast, five of the six current Board members are independent of management and together own approximately 7 percent of the Company’s stock.

“We believe the proposed Bylaw amendments would primarily serve the personal interests of Messrs. Morales and Salmanson rather than shareholders generally. The narrow rights in the proposed Bylaw amendments may be triggered only in the rare occasion that a director, President or CEO leaves office within a narrow period, as did Mr. Morales,” said Mr. LeSieur. “The financial issues now facing the Company began well before Mr. Morales resigned. Before he resigned, the Board considered and rejected his proposed strategies, deciding instead to emphasize more prudent strategies in response to the changes in the economic climate and the Company’s operating environment.”

If you have any questions about giving your consent revocation or require assistance, please call:

D.F. KING & CO. INC.
48 Wall Street
New York, New York 10005
Shareholders Call Toll-Free at: 800-967-7921
Banks and Brokers Call Collect at: 212-269-5550

Important Additional Information

The Company filed a Definitive Consent Revocation Statement on Schedule 14A with the SEC on March 13, 2008 (the “Definitive Consent Revocation Statement”) relating to the solicitation of consent revocations from shareholders of the Company, and in the future will file a proxy statement relating to the election of directors of the Company (the “Proxy Statement”). Investors and security holders are advised to read the Definitive Consent Revocation Statement, the Proxy Statement and other materials filed by the Company related to the Definitive Consent Revocation Statement and Proxy Statement solicitations, when available, because they contain important information. Investors and security holders may obtain a free copy of the Definitive Consent Revocation Statement, the Proxy Statement and all other related materials filed by the Company with the SEC (when they are filed and become available) free of charge at the SEC's website at www.sec.govor by contacting D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, 1-800-967-7921. The Company also will provide a copy of these materials without charge on its website at www.vnbcstock.com.

The Company, its Board and one or more of its executive officers may be deemed to be participants in the Definitive Consent Revocation Statement and Proxy Statement solicitations. Information regarding the names of the Company's Board and executive officers and their respective interests in the Company is set forth in the Definitive Consent Revocation Statement.

About Vineyard National Bancorp

The Company is a $2.5 billion financial holding company headquartered in Corona and the parent company of Vineyard, 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp (collectively, "the exchange companies"). Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and three regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, CA. The exchange companies are headquartered in Encinitas, CA. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.comor for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com. For additional information on the exchange companies visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K, and the Consent Revocation Statement on Schedule 14A. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.